UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 22, 2005

McCormick & Schmick’s Seafood Restaurants, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50845	20-1193199
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

720 SW Washington Street

Suite 550

Portland, Oregon 97205

(Address of principal executive offices)

(503) 226-3440

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02       Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On March 22, 2005, the Company’s management and the Audit Committee of the Board of Directors determined that the Company will correct the way it has accounted for operating leases to conform the accounting treatment to generally accepted accounting principles (“GAAP”) and that it will restate its consolidated financial statements for 2003 and 2002 and the unaudited quarterly consolidated financial statements for the first three quarters of 2004 previously included in filings with the Securities and Exchange Commission (“SEC”).  The Company’s review of its lease accounting was prompted in part by a February 7, 2005 letter from the Office of the Chief Accountant of the SEC to the American Institute of Certified Public Accountants regarding the proper accounting treatment of leases. The Company’s management and the Audit Committee discussed the restatement decision with its independent registered public accounting firm. Accordingly, the Company’s previously issued consolidated financial statements in the reports the Company has filed with the SEC and the preliminary operating results for the fourth quarter of 2004 and for fiscal 2004 that the Company released on March 2, 2005 should no longer be relied on.

The Company will file the corrections to its annual and interim financial statements in its Annual Report on Form 10-K for the fiscal year ended December 25, 2004. Because the time and effort involved in fully determining the effect of the lease accounting adjustments and correcting its previously issued financial statements, the Company will file late its Annual Report on Form 10-K for fiscal 2004 that was due March 25, 2005.  While the Company has not completed its analysis, based on its review to date, the Company expects to increase its 2004 loss before income taxes by at least $1.1 million compared to the amount released in the March 2, 2005 preliminary results, and decrease 2003 income before income taxes by at least $1.1 million.  The restatement will impact occupancy costs, pre-opening expenses, and depreciation and amortization; it will not affect revenues or the Company's net cash balance.

A discussion of the lease accounting issues that led to the Company’s restatement of its consolidated financial statements is contained in the press release attached as Exhibit 99.1.

Item 9.01       Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description

99.1	Press Release of McCormick & Schmick’s Seafood Restaurants, Inc. dated March 28, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McCormick & Schmick’s Seafood Restaurants, Inc.

Date:	March 28, 2005	By:	/s/ EMANUEL N. HILARIO
		Name:	Emanuel N. Hilario
		Title:	Chief Financial Officer and Vice President of Finance (principal financial and accounting officer)

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by McCormick & Schmick’s Seafood Restaurants, Inc. dated March 28, 2005